                                                                    Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [**]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                               LICENSE AGREEMENT

                                 BY AND AMONG

             NATIONAL ASSOCIATION FOR STOCK CAR AUTO RACING, INC.

                                      AND

                                GARGOYLES, INC.



                            DATED AS OF 10/01/2000

                                   CONTENTS

SECTION 1.  DEFINITIONS.............................................     3
SECTION 2.  GRANT OF LICENSE........................................     5
SECTION 3.  LIMITATION ON THE LICENSE...............................     5
SECTION 4.  APPROVAL OF MANUFACTURERS...............................     6
SECTION 5.  PERFORMANCE.............................................     6
SECTION 6.  STATEMENTS, PAYMENTS AND PENALTIES......................     7
SECTION 7.  OWNERSHIP OF THE MARKS AND PROTECTION OF RIGHTS.........     9
SECTION 8.  DISPLAY AND APPROVAL OF THE MARKS.......................    10
SECTION 9.  DISPLAY OF OFFICIAL LABEL...............................    11
SECTION 10. PRODUCT QUALITY.........................................    12
SECTION 11. NO JOINT VENTURE OR ENDORSEMENT OF LICENSEE.............    14
SECTION 12. INFRINGEMENT............................................    14
SECTION 13. INDEMNIFICATION AND INSURANCE...........................    15
SECTION 14. RECORDS AND RIGHT TO AUDIT..............................    16
SECTION 15. TERMINATION.............................................    17
SECTION 16. LICENSEE AND LICENSOR REPRESENTATIONS AND COVENANTS.....    19
SECTION 17. EFFECT OF EXPIRATION OR TERMINATION.....................    20
SECTION 18. FINAL STATEMENT.........................................    20
SECTION 19. CONFIDENTIALITY.........................................    21
SECTION 20. SURVIVAL OF RIGHTS......................................    21
SECTION 21. NOTICES.................................................    21
SECTION 22. CONFORMITY TO LAW.......................................    22
SECTION 23. SEVERABILITY............................................    22
SECTION 24. NON-ASSIGNABILITY.......................................    23
SECTION 25. NO WAIVER, MODIFICATION, ETC............................    23
SECTION 26. RELATIONSHIP OF PARTIES.................................    23
SECTION 27. JURISDICTION............................................    23
SECTION 28. MISCELLANEOUS...........................................    24
SECTION 29. SPECIAL STIPULATIONS....................................    24
APPENDIX A..........................................................    27
SCHEDULE 1..........................................................    30

                               LICENSE AGREEMENT


     This License Agreement (the "Agreement"), also referenced as LG00109.1, shall be effective as of October 1, 2000, by and between National Association for Stock Car Auto Racing, Inc. ("NASCAR"), a corporation organized under the laws of the state of Florida, having its principal place of business at 1801 West International Speedway Blvd., P. O. Box 2875, Daytona Beach, Florida 32120-2875 ("Licensor"), and Gargoyles, Inc., a Washington corporation, having its principal place of business at 5866 South 194th Street, Kent, Washington 98032 ("Licensee").

                                   Background
                                   ----------

     Licensor is the foremost sanctioning body of stock car racing in North America and is engaged in, among other things, the sanctioning of racing events and development of merchandising of various products relating to stock car and truck racing, and is the owner of certain trademarks and service marks and the goodwill therein. Licensee develops, manufactures, markets and sells the Products; and

     Licensor desires to grant to Licensee, and Licensee desires to accept from Licensor, a license to use certain marks of Licensor on the Products pursuant to the terms and conditions of this Agreement.

                                   Agreement
                                   ---------

     In consideration of the terms and conditions set forth herein, the parties hereby agree as follows:


1.   DEFINITIONS.
     -----------

     (a) "Advertising" means all forms of advertising, including but not limited
          -----------
     to print advertisements, any and all promotional literature, television and radio commercials, advertisements on on-line services, the World Wide Web, and other portions of the Internet.

     (b) "Affiliate" means, with respect to a person, an entity directly or
          ---------
     indirectly controlling, controlled by or under common control with such person; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

     (c) "Diverted Goods" means any goods manufactured by someone acting on
          --------------
     behalf of a NASCAR Licensee, which goods are not delivered by the manufacturer to such Licensee or to a person designated by such Licensee to receive such goods.

     (d) "Final Statement" means the statement to be prepared by Licensee
          ---------------
     pursuant to SECTION 18.
                 ----------

     (e) "Indemnified Parties" means Licensor and its Affiliates and the
          -------------------
     shareholders, directors, officers, agents, employees, affiliates and professionals of Licensor and its Affiliates.

     (f) "License" means the license granted to Licensee in SECTION 2.
          -------                                           ---------

     (g) "Licensed Products" means Products bearing any of the Marks.
          -----------------

     (h) "Manufacturer" means any person with whom Licensee contracts for the
          ------------
     production or application of the Marks.

     (i) "Marks" means the trade names, trademarks and service marks listed on
          -----
     Schedule 1 and any other trades names, trademarks or service marks
     ----------
     designated in writing by NASCAR as Marks.

     (j) "NASCAR" means the National Association for Stock Car Auto Racing, Inc.
          ------

     (k) "Net Sales" means the total gross invoice amounts of the Licensed
          ---------
     Products billed to customers or for payments received, whichever is greater, including the royalty amount, less lawful quantity discounts actually allowed and taken as such by customers and shown on the invoice, less any credits for returns actually made as supported by credit memoranda issued to customers, and less sales taxes and prepaid transportation charges on Licensed Products if shipped by Licensee. No deduction shall be made for direct or indirect costs incurred in manufacturing, selling, advertising (including cooperative and promotional allowances) or distributing the Licensed Products, nor shall any deduction be made for uncollectible accounts, cash discounts, similar allowances or any other amounts. Net Sales resulting from sales made to any direct or indirect Affiliate of Licensee shall be computed based on the regular selling prices in the industry. If such Affiliate is a reseller in the industry, for the purpose of determining Net Sales, the sales price shall be the higher of the sales price charged to such Affiliate or the price charged in the industry by such Affiliate.

     (l) "Official Label" means an "Officially Licensed Product" tag or label in
          --------------
     the form prescribed by Licensor which would be affixed to each Licensed Product, its Packaging or Advertising.

     (m) "Packaging" means all labels, containers, packages, tags, and displays.
          ---------

     (n) "Parallel Goods" means Licensed Products transferred outside of the
          --------------
     Territory or brought into the Territory in violation of this Agreement.

     (o) "Premium" means any product bearing the Marks sold or given away for
          -------
     the purposes of increasing the sale, promoting, or publicizing any other product, service or establishment, including but not limited to incentives for sales force, trade or consumer promotions, self liquidating offers and sales of Licensed Products through distribution schemes involving earned discounts or "bonus" points based on consumers use of offered product or service.

     (p) "Products" shall have the meaning set forth on Appendix A to this
          --------                                      ----------
     Agreement.

     (q) "Retail Sales" means the sale of Licensed Products directly to or for
          ------------
     retail outlets, mail order, or catalogs, where the Licensed Products are ultimately sold to consumers. Retail sales does not include the sale or distribution of Licensed Products as Premiums, which requires separate agreements executed by Licensor with both the manufacturer and user of the Premium.

     (r) "Royalty Payments" means the royalties that Licensee is obligated to
          ----------------
     pay to Licensor pursuant to Appendix A.
                                 ----------

     (s) "Royalty Rate" means the percentage of Net Sales of Licensed Products
          ------------
     used to calculate Royalty Payments in accordance with Appendix A.
                                                           ----------

     (t) "Works" means any original design, artwork or compilation or
          -----
     derivative.


2.   GRANT OF LICENSE.
     ----------------

     Subject to the terms and conditions of this Agreement, Licensor hereby grants Licensee such license as is fully described on Appendix A.
                                                      ----------


3.   LIMITATION ON THE LICENSE.
     -------------------------

     (a) Theme.  Licensee shall use the Marks only in connection with a stock
         -----
     car or truck racing theme.

     (b) Import Restrictions.  Licensee shall not engage in the direct shipment
         -------------------
     to distributors, wholesalers, retailers, etc. of Licensed Products manufactured outside of the United States of America. Licensee must take receipt of such products at the applicable U.S. port of entry.

     (c) Premiums.  Except as may be approved by Licensor in writing, Licensee
         --------
     shall not manufacture, sell, or distribute Licensed Products as Premiums, for publicity purposes, for fund raising, as giveaways, in combination sales, or for disposal under similar methods of merchandising. Licensee shall not use any of the Marks in connection with any sweepstakes, lottery, game of chance or any similar promotional or sales program.

     (d) Other Trade Names.  Licensee shall not use the Marks in connection with
         -----------------
     trade names or trademarks of drivers, racing team personnel, cars, car owners or racetracks unless Licensee has obtained the rights to the same in connection with the Marks, and such use has been approved through Licensor.


4.   APPROVAL OF MANUFACTURERS.
     -------------------------

     Licensee shall not contract with any Manufacturer without Licensor's authorization. In the event that Licensee desires to have a Manufacturer produce one or more Licensed Products, or any component thereof, Licensee shall provide Licensor with the name, address, telephone number and name of the principal contact of the proposed Manufacturer. Licensor must approve any Manufacturer, and the Manufacturer must execute an authorized manufacturer's or supplier's agreement provided by Licensor prior to use of the Marks. In addition, Licensee shall remain fully responsible for ensuring that the products are manufactured in accordance with the terms herein including approval and the Licensee shall take the steps necessary to ensure that the Manufacturer:

     (a)  produces the products only as and when directed by Licensee;

     (b) does not distribute, sell or supply the Licensed Products to any person or entity other than Licensee; and

     (c) does not delegate in any manner whatsoever its obligations with respect to the Licensed Products.

     Licensee's failure to comply with this SECTION 4 may result in termination
                                            ---------
of this Agreement and confiscation and seizure of products. Licensor hereby reserves the right to terminate in its discretion the engagement of any Manufacturer at any time.


5.   PERFORMANCE.
     -----------

     Licensee agrees to use its best efforts to distribute Licensed Products throughout the Territory, consistent with its marketing and distribution plans. Licensee agrees to maintain adequate inventories of Licensed Products as an essential part of its distribution program.

6.   STATEMENTS, PAYMENTS AND PENALTIES.
     ----------------------------------

     (a)  Time of Sale.  For purposes of determining the Royalty Payments, sales
          ------------
          shall be deemed to have been made at the time of invoicing or billing for Licensed Products or at the time of delivery thereof, whichever comes first.

     (b)  Basis of Royalty Payments.  Royalty Payments shall be:
          -------------------------

          (1) paid by Licensee to Licensor on all Licensed Products (including without limitation any seconds, irregulars, etc. distributed by Licensee pursuant to the provisions of SECTION 10(b)) distributed by
                                                 -------------
          Licensee or any of its Affiliates even if not billed or billed at less than the usual Net Sales price for such Licensed Products; and

          (2) based upon the usual Net Sales price for such Licensed Products sold to the trade by Licensee.

     (c)  No Cross Collateralization.  Any Royalty Payment for a category of
          ---------------------------
     Licensed Product sold shall only be applied against the Minimum Annual Guarantee for such Licensed Product for the contract year in which the category of such Licensed Product was sold (i.e., any shortfall in, or payment in excess of, the Minimum Annual Guarantee for a contract year may not be offset or credited against the Minimum Annual Guarantees for any other contract year, against any other Licensed Product or against any other NASCAR license held by Licensee). If Minimum Annual Guarantees are stated separately for different categories of Licensed Products, Royalty Payments resulting from Net Sales of a category of Licensed Product shall be applied only against the Minimum Annual Guarantee for such category of Licensed Product.

     (d)  Statements.  On or before the twentieth (20th) day following the close
          ----------
     of each calendar quarter, Licensee shall submit to Licensor, in a format agreed upon by Licensor, full and accurate statements showing the quantity, description, and Net Sales of the Licensed Products distributed and/or sold during the preceding calendar quarter, listed by Licensed Product and by Mark. Licensee shall further break out sales by each country. Such statements shall also include any additional information kept in the normal course of business by Licensee which is appropriate to enable an independent determination of the amount due hereunder. Such statements shall be submitted whether or not they reflect any sales.

     IF LICENSEE ALSO HAS OTHER AGREEMENTS WITH LICENSOR, INCLUDING BUT NOT LIMITED TO PREMIUM AGREEMENTS, NASCAR WINSTON CUP SUBLICENSE, OR WINSTON CUP SUBLICENSE AGREEMENTS, LICENSEE SHALL REPORT ALL SALES SEPARATELY. FOR EXAMPLE, SUPPOSE LICENSEE HAS BOTH A NASCAR WINSTON CUP SUBLICENSE

     AGREEMENT AND A NASCAR AGREEMENT. LICENSEE SHALL REPORT ANY AND ALL SALES FROM THE NASCAR WINSTON CUP PRODUCT ON A SEPARATE AND DISTINCT ROYALTY STATEMENT FROM THE NASCAR SALES. FAILURE TO SUBMIT STATEMENTS ON OR BEFORE DUE DATE SHALL SUBJECT LICENSEE TO A LATE FEE OF ONE THOUSAND DOLLARS ($1,000).

     (e)  Payments.  All Royalty Payments due Licensor shall be made on or
          --------
     before the twentieth (20th) day following the close of each calendar quarter. All computations and payments shall be in U.S. dollars at the spot rate for the local currency as published in the Wall Street Journal for the last business day of the preceding month.

     (f)  Interest on Late Statements or Payments.  Failure to submit timely or
          ---------------------------------------
     accurate statements and/or Royalty Payments shall result in an additional charge of one and one-half percent (l 1/2%) per month on any balance unpaid as of the applicable reporting period.

     (g)  Accuracy of Statements.  The receipt and/or acceptance by Licensor of
          ----------------------
     the statements furnished or Royalty Payments, or the cashing of any royalty checks paid hereunder, shall not preclude Licensor from questioning the correctness thereof at any time. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by Licensee and the appropriate payment shall be made by Licensee.

     (h)  Delivery of Statements and Payments.  Licensee shall, unless otherwise
          -----------------------------------
     directed in writing by Licensor, send all Royalty Payments and one copy of all accounting reports to:

          National Association for Stock Car Auto Racing, Inc.
          1801 West International Speedway Blvd. (32114-1243)
          P.O. Box 2875
          Daytona Beach, Florida 32120-2875
          Attn: Tom Bledsoe

     Licensee shall, unless otherwise directed in writing by Licensor, send an acknowledgment of all Royalty Payments and one copy of all accounting reports to:

          NASCAR, Inc.
          Suite 3900; One First Union Center
          301 South College St.
          Charlotte, North Carolina 28202
          Attn: Contract Administrator

     (i)  Audit Rights.  Licensor shall have the immediate right to audit
          -------------
     Licensee at Licensee's sole expense pursuant to this Agreement including but not limited to Section 14, should any one of the following occur:

          (i) Licensee fails to submit Royalty Statements on or before the date on which they are due pursuant to this Agreement.

          (ii) Licensee fails to pay Licensor any of its monetary consideration including but not limited to Advances, Marketing Fund contributions, Minimum Annual Guarantees, and Royalties, on or before the date on which they are due pursuant to this Agreement.


7.   OWNERSHIP OF THE MARKS AND PROTECTION OF RIGHTS.
     -----------------------------------------------

     (a)  Licensor's Rights.  Licensee acknowledges and agrees that Licensor
          -----------------
     owns the Marks and any registrations therefor, as well as any trademarks, trade names, or service marks or domain names which incorporate such trademarks, tradenames, or service marks adopted and used or approved for use by Licensor, and that each of the Marks is valid. Licensee acknowledges the validity of the state and federal registrations Licensor owns, obtains or acquires for its Marks. Licensee shall not at any time, file any trademark application with the United States Patent and Trademark Office, or with any other governmental entity for the Marks. Licensee shall not use any of the Marks or any similar mark as, or as part of, a trademark, service mark, trade name, fictitious name, company or corporate name anywhere in the world. Any trademark or service mark registration obtained or applied for that contains the Marks or any similar mark shall be transferred to Licensor without compensation.

     (b)  Challenge or Objection.  Licensee shall not oppose or seek to cancel
          ----------------------
     or challenge, in any forum, including, but not limited to, the United States Patent and Trademark Office, any application or registration of Licensor. Licensee shall not object to, or file any action or lawsuit because of, any use by Licensor of any Marks for any goods or services, whether such use is by Licensor directly or through different licensees or authorized users.

     (c)  Goodwill.  Licensee recognizes the great value of the goodwill
          --------
     associated with the Marks and acknowledges that such goodwill belongs to Licensor, and that such Marks have secondary meaning. Licensee shall not, during the term of this Agreement or thereafter, attack the property rights of Licensor, attack the validity of this Agreement, or use the Marks or any similar mark in any manner other than as licensed hereunder.

     (d)  Notice of Claim.  Licensee agrees to assist Licensor in the protection
          ---------------
     of the Marks and shall provide, at reasonable cost to be borne by Licensor, any evidence, documents, and testimony concerning the use by Licensee of any one or more of the Marks, which Licensor may request for use in obtaining, defending, or enforcing rights in any Marks or related application or registration. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Marks of which it is aware. Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor to do so. Licensee agrees that it is not entitled to share in any proceeds received by Licensor (by settlement or otherwise) in connection with any formal or informal action brought by Licensor, or other entity.

     (e) Licensee's Rights. Nothing in this Agreement gives Licensee any right, title, or interest in any Marks except the right to use in accordance with the terms of this Agreement. Licensee's use of any Marks inures to the benefit of Licensor.

     (f)  Copyright.  Licensee acknowledges that any Works created by it
          ---------
     pursuant to this Agreement that contain the Marks are compilations or derivatives as those terms are used in Section 103 of the Copyright Act. Therefore, any rights, including copyrights, that Licensee might have in those original Works do not extend to any portion or aspect of the Marks or any derivatives thereof, and do not in any way dilute or affect the interests of Licensor in the Marks or any derivatives thereof. Accordingly, Licensee shall not copy, use, assign or otherwise transfer any rights in any Works with any portion or aspect of the Marks or any derivatives thereof included, except in accordance with this Agreement. Licensee shall not affix a copyright notice to any product bearing the Marks, or otherwise attempt to obtain or assert copyright rights in any artwork or design which contains the Marks, without the express written authorization of Licensor.

     (g)  Injunctive Relief.  Licensee acknowledges that its breach or
          -----------------
     threatened breach of this Agreement will result in immediate and irremediable damage to Licensor and that money damages alone would be inadequate to compensate Licensor. Therefore, in the event of a breach or threatened breach of this Agreement by Licensee, Licensor may, in addition to other remedies, immediately obtain and enforce injunctive relief prohibiting the breach or threatened breach or compelling specific performance. In the event of any breach or threatened breach of this Agreement by Licensee or infringement of any rights of Licensor, if Licensor employs attorneys or incurs other expenses, Licensee shall reimburse Licensor for its reasonable attorney's fees and other expenses.


8.   DISPLAY AND APPROVAL OF THE MARKS.
     ---------------------------------

     (a)  Packaging and Advertising.  Licensee shall use the Marks properly on
          -------------------------
     the Packaging and Advertising of all Licensed Products. On all visible Packaging and Advertising, the Marks shall be emphasized in relation to surrounding material by using a distinctive type face, color, underlining, or other technique approved by Licensor. Any use of any Marks shall conform to the requirements published from time to time by Licensor. Wherever appropriate, the Marks shall be used as a proper adjective, and the common noun for the product shall be used in conjunction with the Marks. The proper symbol to identify the

     Marks as a trademark (i.e., the circled "R" symbol if the Mark is registered in the United States Patent and Trademark Office or the "TM" symbol if not so registered) shall be placed adjacent to each Mark.

     (b)  Approval.  Licensor will provide to Licensee guidance on the proper
          --------
     use of the Marks. A true representation or example of any proposed use by Licensee of any of the Marks listed, in any visible or audible medium, and all proposed products, Packaging and Advertising containing or referring to any Marks, shall be submitted at Licensee's expense to Licensor for approval prior to such use. Licensee shall not use any Marks in any form or in any material disapproved or not approved by Licensor. Pre-production samples must be submitted to Licensor for prior written approval.

     (c)  Trademark and License Notices.  Licensee shall display on each
          -----------------------------
     Licensed Product or its Packaging and Advertising the trademark and license notices required by Licensor's written instructions in effect as of the date of manufacture.

     (d)  Promotional Activities.  Licensee may submit to Licensor from time to
          ----------------------
     time proposals for promotional activities in support of the License. Each proposal shall be in writing and describe in reasonable detail the proposed activity, advertising or other promotional materials, the proposed venue and any proposed vendor of such activity, advertising or other promotional materials, and such other information as Licensor shall request from time to time. Licensor, in its sole discretion, shall approve or disapprove of each proposal within thirty (30) business days after actual receipt of such proposal.


9.   DISPLAY OF OFFICIAL LABEL.
     -------------------------

     (a)  Official Label.  Licensee shall, prior to distribution or sale of any
          --------------
     Licensed Product, affix to each Licensed Product, its Packaging and Advertising (i) Licensee's corporate name, trademark or tradename, and (ii) an "Officially Licensed Products" tag or label in the form prescribed by Licensor. In addition, Licensee shall affix its name to each Licensed Product, its Packaging and Advertising. It is unacceptable for Licensee's name to appear only on the Official Label. Furthermore, in all apparel Agreements, Licensee is expressly prohibited from having third party manufacturers' labels on Licensed Products. For example, a Hanes label cannot be on an Officially Licensed t-shirt, hat, etc. Such t-shirt or hat should have the Licensee's label and the NASCAR Official Label only. Licensee shall obtain Official Labels from one or more suppliers authorized by Licensor to produce those labels or shall manufacture Official Labels in-house subject to prior written approval by Licensor.

     (b)  Licensee's Obligations.  Licensee is responsible for affixing the
          ----------------------
     Official Label to each Licensed Product, its Packaging and Advertising. Licensee shall not provide Official Labels to any third party for any purpose whatsoever, without prior written approval by Licensor.

     (c)  Indemnification.  Licensee agrees to defend, indemnify and hold
          ---------------
     harmless Licensor and the Indemnified Parties from all liability claims, costs or damages, including but not limited to any liability for the conversion or wrongful seizure of any of the Licensed Products not containing the Official Label and Licensee's name as required by this
     SECTION 9.  This provision is in addition to and in no way limits SECTION
     ---------                                                         -------
     13.
     --


10.  PRODUCT QUALITY.
     ---------------

     (a)  Quality Control.  Licensee understands and agrees that it is an
          ---------------
     essential condition of this Agreement to protect the high reputations enjoyed by Licensor, and that the products and designs sold, promoted, or advertised in association with any of the Marks shall be of high and consistent quality, subject to the approval and continuing supervision and control of Licensor. All products, Packaging and/or designs containing the Marks must receive written quality control approval by Licensor as provided herein.

     (b)  Approval of Sample Products.  Licensee shall cause the Licensed
          ---------------------------
     Products to meet and conform to high standards of style, quality and appearance. In order to assure Licensor that it is meeting such standards and other provisions of this Agreement, Licensee shall comply with the following:

          (i)  Pre-Production.  Before commercial production and distribution of
               ---------------
          any Licensed Product, Licensee shall submit to Licensor all preliminary and proposed final artwork, three dimensional models (if any), prototypes, mock-ups and pre-production samples of each Licensed Product, including all styles, colors and variations, together with its labels, tags, cartons and containers (including packaging and wrapping materials). All Licensee submissions under this paragraph shall be accompanied by forms supplied by Licensor, using one (1) form for each submission and filling in all necessary information.
          Licensor shall approve or disapprove in writing all submissions, in its sole discretion, before Licensee shall be entitled to distribute, advertise, use, produce commercial quantities of or sell any item relating to any such submission. Any article actually submitted and not approved within sixty (60) days after receipt by Licensor shall be deemed disapproved. Approval of an article which uses particular artwork does not imply approval of such artwork with a different article or of such article with different artwork. Licensee acknowledges that Licensor's approval of an article does not imply approval of any non-NASCAR controlled elements contained in any article. After a sample of an article has been approved, Licensee shall not make any changes without resubmitting the modified article for Licensor's written approval.

          (ii) Production Samples.  Before selling or distributing any Licensed
               -------------------
          Product, Licensee shall furnish Licensor with, at no charge, for its permanent use, ten (10) samples of the Licensed Product from the first production run of each manufacturer
                            ----
          of the Licensed Products, including all styles, colors and variations, together with its labels, tags, cartons and containers (including packaging and wrapping materials). If such samples do not conform to all aspects of the Licensed Product as approved or if the quality of such sample does not meet the requirements of this SECTION 10(b), Licensor shall notify Licensee and such article shall not be considered a Licensed Product, shall be deemed unapproved and all such articles shall be promptly destroyed.

          (iii) Rejections and Non-Compliance.  The rights granted under this
                ------------------------------
          Agreement do not permit the sale of "seconds" or "irregulars." All submissions or samples not approved by Licensor shall promptly be destroyed by Licensee. Licensee shall advise Licensor regarding the time and place of such destruction (in sufficient time to arrange for a Licensor representative to witness such destruction, if Licensor so desires) and such destruction shall be attested to in a certificate signed by one of Licensee's officers and submitted to Licensor within fifteen (15) days of the date on which the sample was not approved. In the event of Licensee's unapproved or unauthorized manufacture, distribution, use or sale of any products or materials bearing the Marks, including promotional materials, or the failure of Licensee to comply with this SECTION 10, Licensor shall have the right to: (1) immediately revoke Licensee's rights with respect to any Licensed Product licensed under this Agreement, (2) charge Licensee, as liquidated damages, one thousand U.S. dollars (USD $1,000) for each instance (e.g., per unit) of non-compliance with this paragraph with respect to any article, product or material and/or (3) at Licensee's expense, confiscate or order the destruction of such unapproved, unauthorized or non-complying products. Such right(s) shall be without prejudice to any other rights Licensor may have under this Agreement or otherwise.

          (iv)  Testing.  Both before and after Licensed Products are put on the
                --------
          market, Licensee shall follow reasonable and proper procedures for testing the Licensed Products for compliance with laws, regulations, standards and procedures, and shall permit Licensor (upon reasonable notice) to inspect its and its authorized manufacturer's testing, manufacturing and quality control records, procedures and facilities and to test or sample Licensed Products for compliance with this
          SECTION 10 and the other terms and conditions of this Agreement.
          ----------
          Licensed Products found by Licensor at any time not to comply with applicable laws, regulations, standards and procedures shall be deemed unapproved, even if previously approved by Licensor, and shall not be shipped unless and until Licensee can demonstrate to Licensor's satisfaction that such Licensed Products have been brought into full compliance.

          (v)   Revocation of Approval.  In the event that:  (1) the quality,
                -----------------------
          appearance or style of any Licensed Product ceases to be acceptable to Licensor, (2) Licensee uses the Marks improperly or violates any term of this SECTION 10, or (3) Licensor
                  ----------
          becomes aware of something relating to any such Licensed Product or Licensee which, in the opinion of Licensor, reflects unfavorably upon the professional, business or personal reputation of Licensor, then, in any such event, Licensor shall have the right, in its sole discretion, to withdraw its approval of such Licensed Product. In the event of such withdrawal, Licensor shall provide immediate written notice to Licensee and Licensee shall cease the use of the Marks in connection with the sale, distribution, advertisement or use of such Licensed Product and such Licensed Product shall immediately be withdrawn from the market and destroyed; provided, however, that in the event of a revocation of approval pursuant to (1) above, Licensor and Licensee shall negotiate in good faith to provide for a reasonable sell-off period for such Licensed Product. Within ten (10) days after Licensee's receipt of such notice, Licensee shall pay all Royalty Payments due Licensor with respect to the Licensed Product for which approval has been revoked. If there are other Licensed Products for which approval has not been withdrawn under this SECTION 10, then this
                                                           ----------
          Agreement shall remain in full force and effect as to such other Licensed Products. Licensee shall notify Licensor in writing of any Licensed Products deleted from its product lines.

     (c)  Purchase of Licensed Products by Licensor.  Licensor shall have the
          -----------------------------------------
     right at any time to purchase Licensed Products at twenty percent (20%) below wholesale pricing levels, provided, however, that Licensor agrees not
                                     -----------------
     to resell such Licensed Products at any time.


11.  NO JOINT VENTURE OR ENDORSEMENT OF LICENSEE.
     -------------------------------------------

     Nothing herein contained shall be construed to place the parties in the relationship of partners, joint venturers, or agents, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever. Licensor is not in any way a guarantor of the quality of any product produced by Licensee.
Licensee shall neither state nor imply, directly or indirectly, that the Licensee or its activities, other than under this license, are supported, endorsed or sponsored by Licensor and, upon direction of Licensor, shall issue express disclaimers to that effect.


12.  INFRINGEMENT.
     ------------

     Licensee represents and warrants to Licensor that all designs and products submitted for approval are not subject to any valid patent, copyright, trademark or any other proprietary rights of any non-consenting third party. Licensor shall not be liable as the result of activities by Licensee under this Agreement for infringement of any patent, copyright, trademark or other right belonging to any third party, or for damages or costs involved in any proceeding based upon any such infringement, or for any royalty or obligation incurred by Licensee because of any patent, copyright, or trademark held by a third party; provided, however, that unless otherwise provided herein, Licensee shall not be liable for any claim that the Marks infringe upon any patent, copyright, trademark or other right belonging to any third party, or for damages or costs involved in any proceeding based upon any such infringement.


13.  INDEMNIFICATION AND INSURANCE.
     -----------------------------

     (a)  Indemnification.  Licensee is solely responsible for, and will defend,
          ---------------
     indemnify and hold harmless each Indemnified Party from any and all loss, costs, expenses (including reasonable attorney's fees) claims, demands, liabilities, causes of action or damages, arising out of:

          (1) any unauthorized use of or infringement of any trademark, service mark, copyright, patent, process, method or devise or other proprietary right by Licensee in connection with the designs and the Licensed Products covered by this Agreement, excluding the use of the Marks in accordance with this Agreement;

          (2) alleged defects or deficiencies in the Licensed Products or the use thereof, (including but not limited to Product liability claims) or false advertising, fraud, misrepresentation or other claims related to the Licensed Products not involving a claim of right to the Marks;

          (3) the unauthorized use of the Marks or any breach by Licensee of this Agreement;

          (4) libel or slander against, or invasion of the right of privacy, publicity or property of, or violation or misappropriation of any other right of any third party; and/or

          (5) agreements or alleged agreements made or entered into by Licensee to effectuate the terms of this Agreement.

     The indemnifications hereunder shall survive the expiration or termination of this Agreement.

     (b)  Insurance.  Prior to the first sale of any Licensed Product, Licensee
          ---------
     shall obtain, and thereafter maintain, commercial general liability insurance, including product and contractual liability insurance, providing adequate protection for the Indemnified Parties as additional insured parties on Licensee's policy against any and all loss, costs, expenses (including reasonable attorney's fees) claims, demands, liabilities, causes of action or damages, arising out of any of the circumstances described in
     SECTION 13(a) above.  Licensee shall continue to maintain such insurance
     -------------
     during the term of this Agreement as well as through the sell off period as set forth in this Agreement. Such insurance policy shall not be canceled or materially changed in form without at least thirty (30) days written notice to Licensor.

     Licensor shall be furnished with a certificate of insurance which names Licensor as an additional insured and endorsements in the form prescribed by Licensor. Licensee agrees that such insurance policy or policies shall provide coverage of One Million U.S. Dollars ($1,000,000) for personal and advertising injury, bodily injury and property damage arising out of each occurrence; Two Million U.S. Dollars ($2,000,000) annual aggregate for all aforementioned claims; or Licensee's standard insurance policy limits, whichever is greater. However, recognizing that the aforesaid amounts may be inappropriate with regard to specific classes of goods, it is contemplated that Licensor may make reasonable adjustment to the foregoing amounts. Any adjustment must be confirmed in writing by Licensor.


14.  RECORDS AND RIGHT TO AUDIT.
     --------------------------

     (a)  Maintenance of Records.  Licensee shall keep, maintain and preserve in
          ----------------------
     its principal place of business during the term of this Agreement and at least three (3) years following termination or expiration, complete and accurate books, accounts, records and other materials covering all transactions related to this Agreement in a manner such that the information contained in the statements referred to in SECTION 6 can be
                                                            ---------
     readily determined including, without limitation, customer records, invoices, correspondence and banking, financial and other records in Licensee's possession or under its control. Licensor and/or its duly authorized representatives shall have the right to inspect and audit all materials related to this Agreement, which right to inspect and audit shall include the conduct of normal audit tests of additional Licensee records including those covering "non-licensed" sales to verify that they are not sales covered by this Agreement. In addition to the materials required by normal accounting practices, Licensee must retain detail of licensed sales to the invoice number level for audit purposes, and invoices must indicate the Mark used on each Licensed Product.

     (b)  Inspection and Audit.  All materials referred to in this SECTION 14
          --------------------                                     ----------
     shall be available for inspection and audit by Licensor, upon execution of Licensee's confidentiality agreement (including photocopying, which is limited, however, to the records regarding Licensed Products) at any time during the term of this Agreement and at least three (3) years following termination or expiration during reasonable business hours and upon at least five (5) days notice by Licensor and/or its representatives. Licensee will cooperate and will not cause or permit any interference with Licensor and/or its representatives in the performance of their duties of inspection and audit. Licensor and/or its representatives shall have free and full access to said materials for inspection and audit purposes.

     (c)  Deficiencies.  Following the conduct of the audit, Licensee shall take
          ------------
     immediate steps to timely resolve all issues raised therein, including payment of any monies owing and due. Should an audit indicate an underpayment of ten percent (10%) or more or an underpayment of Twenty Thousand Dollars ($20,000.00) or more of the royalties due Licensor, the reasonable cost of the audit shall be paid by Licensee. Payment of the audit cost is in addition to the full amount of any underpayment including interest as provided in SECTION
                             -------

     6, to be paid by Licensee. Licensee must cure any contract breaches
     -
     discovered during the audit, provide amended reports if required, and submit the amount of any underpayment including interest and, if applicable, the cost of the audit within thirty (30) days from the date of the completion of the audit.


15.  TERMINATION.
     -----------

     (a)  Events of Default.  Licensor shall have the right to immediately
          -----------------
     terminate this Agreement, or the License granted hereunder, without prejudice to any other rights it may have, whether under the provisions of this Agreement, in law, in equity or otherwise, upon written notice to Licensee at any time should any of the following defaults occur:

          (1)  Performance.  Licensee does not begin the bona fide manufacture,
               -----------
          distribution, and sale of Licensed Products within one (1) month of the date of this Agreement.

          (2)  Abandonment.  Licensee fails to continue the bona fide
               -----------
          manufacture, distribution, and sale of Licensed Products. In addition, if, during any six (6) consecutive months, Licensee fails to sell any of the Licensed Products, Licensor may terminate this Agreement with respect to said Licensed Products by giving written notice.

          (3)  Sums Due.  Licensee fails to make any payment due or fails to
               --------
          deliver any required statement, and fails to cure this default within fifteen (15) days from receipt of notice from Licensor.

          (4)  Statements.  The amounts stated in the periodic statements
               ----------
          furnished pursuant to SECTION 6 are significantly or consistently
                                ---------
          understated or are not provided to Licensor on a timely basis as set forth in Section 6 twice in any contract year.
                   ---------

          (5)  Unresolved Audits.  Licensee fails to resolve any issue raised in
               -----------------
          connection with any audit.

          (6)  Creditor's Remedies, Etc.  Licensee fails to pay its liabilities
               -------------------------
          when due, or makes any assignment for the benefit of creditors, or files any petition under any federal or state bankruptcy statute, or is adjudicated bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy shall be appointed under the laws of the United States government or the several states.

          (7)  Sublicense or Assignment.  Licensee attempts to grant or grants a
               ------------------------
          sublicense or attempts to assign or assigns any right or duty under this Agreement to any person or entity without the prior written consent of Licensor.

          (8) Trademark Infringement.  Licensee or any related entity
              ----------------------
          manufactures, distributes or sells any Licensed Product infringing or diluting the trademark, property or any other right of any third party.

          (9) Insurance.  Licensee fails to deliver to Licensor or maintain in
              ---------
          full force and effect the insurance referred to in SECTION 13(b).
                                                             -------------

          (10) Defective Products.  Any governmental agency or court of
               ------------------
          competent jurisdiction finds that the Licensed Products are defective in any way, manner or form.

          (11) Business.  Licensee discontinues its business as it is now
               --------
          conducted.

          (12) Product Quality.  Licensee manufactures, distributes or sells
               ---------------
          Licensed Products of quality lower than the samples approved, or manufactures, distributes, sells or uses Licensed Products or the Marks in a manner not approved or disapproved by Licensor, and fails to cure this default within fifteen (15) days from receipt of notice from Licensor.

          (13) Breach of Any Other Terms.  Licensee breaches any provision in
               -------------------------
          this Agreement, and fails to cure this default within fifteen (15) days from receipt of notice from Licensor.

          (14) Official Label.  Licensee fails to affix to each Licensed
               --------------
          Product, its Packaging and Advertising an Official Label and Licensee name in the manner provided in SECTION 9, and fails to cure this
                                         ---------
          default within fifteen (15) days from receipt of notice from Licensor.

          (15) Payment of Taxes.  Licensee fails to pay within sixty (60) days
               ----------------
          when due any federal or state income, service, sales or other taxes due on the Licensee's operations, unless it is in good faith contesting its liability for such taxes, has effectively stayed enforcement of liability for such taxes and has established adequate reserves for such taxes.

          (16) Criminal Misconduct.  Licensee is convicted of, or pleads nolo
               -------------------                                       ----
          contendere to, a felony or any other criminal misconduct, or any
          ----------
          offense involving moral turpitude.

          (17) Litigation.  Licensee shall contest the enforceability of this
               ----------
          Agreement, or any other document it executed in connection herewith, the validity hereof, or ownership by Licensor of the Marks.

     Notwithstanding the provisions described in this SECTION 15(a), if any
                                                      -------------
     valid, applicable law or regulation of a governmental authority having jurisdiction over this Agreement, Licensor and/or Licensee, limits Licensor's rights of termination or requires different or longer periods than those set forth herein, this SECTION 15(a) shall be deemed amended
                                       -------------
     solely to conform to such laws and regulations.

     (b) Successive Breaches.  In addition to, and not in limitation of any of
         -------------------
     Licensor's remedies for any event of default set forth in SECTION 15(a),
                                                               -------------
     if, after a breach by Licensee of a provision of this Agreement for which Licensee has been given notice and an opportunity to cure (if any) as provided herein, Licensee breaches the same provision within a ninety (90) day period, Licensor may also immediately terminate this Agreement upon any such subsequent breach of the same provision within such ninety (90) day period without providing notice of breach or opportunity to cure.

     (c) Effective Date of Termination.  Termination of this Agreement shall be
         -----------------------------
     effective immediately upon Licensor's giving to Licensee written notice of termination in accordance with provisions of SECTION 21.
                                                  -----------

     (d) Choice of Remedies.  Upon the occurrence of an event of default of this
         ------------------
     Agreement, Licensor may in its sole discretion independently exercise or not exercise any or all rights which it may have under this Agreement or any other agreements by and between Licensee and Licensor, and the exercise of the Licensor's rights under this Agreement shall not exclude any of the remedies which Licensor may have at law or in equity. All such remedies of Licensor are cumulative.


16.  LICENSEE AND LICENSOR REPRESENTATIONS AND COVENANTS.
     ---------------------------------------------------

     (a) Authority of Licensee.  Licensee agrees and represents that Licensee
         ---------------------
     has the authority to execute, deliver and perform its obligations under this Agreement, having obtained all required Board of Directors or other consents, and is duly organized or formed and validly existing in good standing under the laws of the state of its incorporation or formation.

     (b) Conflicts.  Licensee acknowledges that Licensor is engaged in various
         ---------
     marketing and promotional activities which are designed to promote and enhance the sport of stock car racing and the goodwill of the Marks. Licensee further acknowledges that Licensor's marketing and promotional activities involve relationships with numerous companies, organizations and individuals who serve as sponsors, owners, advertisers and business partners. Licensee agrees that in the event Licensor determines that Licensee's activities taken pursuant to this Agreement come into conflict with the interests or rights of other licensees, Licensee shall in good faith cooperate with Licensor in order to resolve the conflict and, in the event the conflict cannot be resolved, shall take the action requested by Licensor as long as it is commercially practical to do so.

     (c) Authority of Licensor.  Licensor represents and warrants that Licensor
         ---------------------
     has the authority to execute, deliver and perform its obligations under this Agreement, having obtained all required Board of Directors or other consents, and is duly organized or formed and validly existing in good standing under the laws of the state of its incorporation or formation.


17.  EFFECT OF EXPIRATION OR TERMINATION.
     -----------------------------------

     (a) Royalty Payments.  The entire unpaid balance of all Royalty Payments
         ----------------
     owing and due under this Agreement shall immediately become due and payable upon termination.

     (b) Use of Marks.  After expiration or termination of this Agreement for
         ------------
     any reason, Licensee shall refrain from further use of any of the Marks or any similar mark, including any geographic reference or depiction, directly or indirectly, or any derivation of the Marks or a similar mark, except as provided in SECTION 17(c), or unless expressly authorized by Licensor.
                 -------------
     Until payment to Licensor of any monies due it, Licensor shall have a lien on any units of Licensed Products not then disposed of by Licensee and on any monies due Licensee from any jobber, wholesaler, distributor, or other third parties with respect to sales of Licensed Products.

     (c) Inventory.  After expiration or termination of this Agreement, Licensee
         ---------
     shall have no further right to manufacture Licensed Products or other products utilizing the Marks, but may continue to distribute its remaining inventory of Licensed Products in existence at the time of expiration or termination for a period of sixty (60) days, provided all statements (including a final statement as hereinafter described) and payments then due have been delivered and that during the disposal period Licensee delivers all statements and payments due in accordance with SECTION 6 and
                                                                 ---------
     complies with all other terms and conditions of this Agreement. Notwithstanding the foregoing, Licensee shall not manufacture, sell or distribute any Licensed Products after the expiration or termination of this Agreement because of: (a) departure of Licensee from the quality and style approved by Licensor under this Agreement; (b) failure of Licensee to obtain product or design approval; or (c) a default under SECTION 15.
                                                               -----------


18.  FINAL STATEMENT.
     ---------------

     Thirty (30) days before the expiration of this Agreement, Licensee shall furnish to Licensor a statement showing the number and description of Licensed Products on hand or in process if this license is terminated for any reason, such statement shall be furnished within fifteen (15) days after notice of termination. Licensor reserves the right to conduct physical inventories to ascertain or verify the amount of remaining inventory.

19.  CONFIDENTIALITY.
     ---------------

     The parties agree that the terms and conditions of this Agreement shall be kept confidential and shall not be disclosed to any third person or entity unless authorized by Licensor or required by law.


20.  SURVIVAL OF RIGHTS.
     ------------------

     (a) Rights in the Marks.  The terms and conditions of this Agreement
         -------------------
     necessary to protect the rights and interests of the Licensor in the Marks including, but not limited to, Licensee's obligations under SECTION 7,
                                                                 ---------
     shall survive the termination or expiration of this Agreement.

     (b) Statements and Payments.  The terms and conditions of this Agreement
         -----------------------
     requiring Licensee to furnish Licensor with reports, statements, or accounts and payment of monies due to Licensor, and providing Licensor with the right to examine and make copies of Licensee's books and records to determine or verify the correctness and accuracy of Licensee's reports, statements, accounts or payments shall survive the termination or expiration of this Agreement.

     (c) Other Activities.  The terms and conditions of this Agreement providing
         ----------------
     for any activity following the effective date of termination or expiration of this Agreement shall survive until such time as those terms and conditions have been fulfilled or satisfied.


21.  NOTICES.
     -------

     Unless otherwise specified herein, all notices, requests, demands, payments, consents and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given (i) when hand delivered,
(ii) upon delivery when sent by express mail, courier, overnight mail or other overnight or next day delivery service, (iii) when received when sent by facsimile provided that a copy thereof is contemporaneously delivered pursuant to 21(i)(ii) or (iv) hereof, or (iv) three (3) days after the date mailed when sent by registered or certified United States mail, postage prepaid, return receipt requested, or when deposited with a public telegraph company for immediate transmittal, charges prepaid, addressed as follows:

     Licensor:      National Association for Stock Car Auto Racing, Inc.
                    1801 West International Speedway Blvd. (32114-1243)
                    P.O. Box 2875
                    Daytona Beach, Florida  32120-2875
                    Attention:  Gary Crotty
     with a copy to:     NASCAR, Inc.
                         Suite 3900; One First Union Center
                         301 South College St.
                         Charlotte, North Carolina 28202
                         Attention:  Contract Administrator

     Licensee:           Gargoyles, Inc
                         5866 South 194th Street
                         Kent, Washington 98032
                         Attention:  Nancy Parker

     Licensor or Licensee may change its address by giving written notice of such change of address to the others.


22.  CONFORMITY TO LAW.
     -----------------

     (a) Generally.  Licensee shall comply with such guidelines, policies,
         ---------
     and/or requirements as Licensor may announce from time to time, including without limitation guidelines, policies and/or requirements contained in periodic Licensor bulletins. Licensee shall comply with all laws, regulations and standards relating or pertaining to the manufacture, sale, advertising or use of the Licensed Products and shall maintain the highest quality and standards. Licensee shall comply with the requirements of any regulatory agencies (including without limitation the United States Consumer Product Safety Commission) which shall have jurisdiction over the Licensed Products.

     (b) Permits.  Licensee undertakes and agrees to obtain and maintain all
         -------
     required permits and licenses at Licensee's expense.

     (c) Taxes.  Licensee shall pay all federal, state and local taxes due on or
         -----
     by reason of the manufacture, distribution or sale of any Licensed
     Products.


23.  SEVERABILITY.
     ------------

     The determination that any provision of this Agreement is invalid or unenforceable shall not invalidate this Agreement, and the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

24.  NON-ASSIGNABILITY
     -----------------

     This Agreement is personal to Licensee, and Licensee shall not sublicense or franchise any of its rights. Neither this Agreement nor any of Licensee's rights shall be sold, transferred or assigned by Licensee without Licensor prior written approval, and no rights shall devolve by operation of law or otherwise upon any assignee, receiver, liquidator, trustee or other party. Subject to the foregoing, this Agreement shall be binding upon any approved assignee or successor of Licensee and shall inure to the benefit of Licensor, its successors and assigns.


25.  NO WAIVER, MODIFICATION, ETC.
     -----------------------------

     This Agreement, including appendices, constitutes the entire agreement and understanding between the parties and cancels, terminates, and supersedes any prior agreement or understanding relating to the subject matter hereof between Licensee and Licensor. There are no representations, promises, agreements, warranties, covenants or understandings other than those contained herein. None of the provisions of this Agreement may be waived or modified, except expressly in writing signed by both parties. However, failure of either party to require the performance of any term in this Agreement or the waiver by either party of any breach shall not prevent subsequent enforcement of such term nor be deemed a waiver of any subsequent breach.


26.  RELATIONSHIP OF PARTIES.
     -----------------------

     The relationship between the parties hereto is solely that of licensee and licensor, and nothing herein shall be deemed or construed to create any franchise, joint venture, partnership or any relationship other than that of licensee and licensor. In all dealings with third parties, including without limitation, employers, suppliers and customers, Licensee shall disclose in an appropriate manner acceptable to Licensor, that Licensee is an independent entity licensed by the Licensor. Nothing in this Agreement is intended by the parties hereto to create a fiduciary relationship between them, nor to constitute one party an agent, legal representative, subsidiary, franchise, joint venture, partner, employee or servant of another party for any purpose whatsoever. It is understood and agreed that Licensee is an independent contractor and is in no way authorized to make any contract, warranty or representation or to create any obligation on behalf of Licensor.


27.  JURISDICTION.
     ------------

     LICENSOR AND LICENSEE EACH HEREBY AGREE THAT THE FEDERAL COURT OF THE MIDDLE DISTRICT OF FLORIDA OR, AT THE OPTION OF THE LICENSOR, ANY STATE COURT LOCATED IN VOLUSIA COUNTY, FLORIDA, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN LICENSOR AND LICENSEE, PERTAINING DIRECTLY OR INDIRECTLY TO THIS

AGREEMENT, OR TO ANY MATTER ARISING THEREFROM, OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH. LICENSEE EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO LICENSEE AT THE ADDRESS OF LICENSEE SET FORTH IN THE NOTICE PROVISION OF THIS AGREEMENT. SHOULD THE LICENSEE FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF JURISDICTION SET FORTH IN THIS PARAGRAPH SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY LICENSOR OR THE ENFORCEMENT BY LICENSOR OF ANY JUDGMENT OBTAINED IN SUCH JURISDICTION IN ANY OTHER APPROPRIATE JURISDICTION.


28.  MISCELLANEOUS.
     -------------

     When necessary for appropriate meaning, a plural shall be deemed to be the singular and singular shall be deemed to be the plural. The attached exhibits are an integral part of this Agreement. Section headings are for convenience only and shall not add to or detract from any of the terms or provisions of this Agreement. This Agreement shall be construed in accordance with the laws of the state of Florida, which shall be the sole jurisdiction for any disputes. This Agreement shall not be binding on Licensor until signed by an officer of Licensor.


29.  SPECIAL STIPULATIONS.
     ---------------------

     (a) Licensee understands and acknowledges the meanings of "Diverted Goods" and "Parallel Goods" as set forth in Section 1 of this Agreement and Licensee shall use all commercially reasonable means to prevent the creation of any such goods by its employees, agents, representatives, or any others operating under its direction, supervision, or control and involving the Marks. Licensee shall stamp on all invoices and require any authorized sublicensees and distributors to stamp on their invoices, a prominent legend that states that the Licensed Products are allowed to be sold only within the Territory and only to an end user. Licensee shall periodically, and at the request of Licensor, inquire of its authorized distributors, agents, and customers as to whether they are observing territorial limits and shall periodically report in writing to Licensor the results of such inquiries. Licensee shall notify Licensor of all orders from, or on behalf of, a customer who Licensee knows (or has reason to know after having made reasonable inquiry) is located outside the Territory or intends to resell the Licensed Products outside the Territory. If Licensee knows or has reason to know that any Licensed Product sold by Licensee is resold outside the Territory, Licensee shall compensate Licensor for the injury to its licensing and distribution program and shall pay all costs and expenses, including attorney's fees, required to remove such goods from the marketplace. Any such monetary damages shall be in addition to, and not in lieu of, such other rights and relief (including injunctive relief) as may be available to Licensor. Licensee shall incorporate within its contracts of sale or sales orders a provision similar in substance to this subparagraph and which provides that the obligations set forth in this subparagraph shall be a continuing obligation on the re-sale of the Licensed Products to subsequent authorized wholesale purchasers and which makes Licensor a third party beneficiary of such provision.

     (b) Licensee shall, within ten (10) business days of Licensor's request (which shall not be made more than four (4) times per contract year), furnish Licensor with a list of Licensee's top twenty five (25) retail accounts for Licensed Products (on a country by country basis) and their monthly purchases of Licensed Products (broken down by unit sales and in dollar volume by retailer including Marks).

                         Signatures on Following Page

IN WITNESS WHEREOF, the parties hereto have signed this Agreement.



LICENSEE:  GARGOYLES, INC.



By:               /s/  Leo Rosenberger                              [Seal]
   -----------------------------------------------------------------
          (Signature of officer, partner, or individual duly authorized to sign)

Print Name:      Leo Rosenberger
           ---------------------------------------------------------

Title:           CEO & CFO
      --------------------------------------------------------------

Date:            August 23, 2000
     ---------------------------------------------------------------



LICENSOR:  NATIONAL ASSOCIATION FOR STOCK CAR AUTO RACING, INC.



By:              /s/  George Pyne
   -----------------------------------------------------------------
          (Signature of officer, partner, or individual duly authorized to sign)

Print Name:    George Pyne
          ----------------------------------------------------------

Title:         Vice President of Marketing
      --------------------------------------------------------------

Date:          8/28/00
     ---------------------------------------------------------------

                                Gargoyles, Inc.
                                  APPENDIX A
                                  ----------

1.   DEFINITIONS.
     -----------

     (a) "Minimum Annual Guarantee" means the annual minimum amounts guaranteed
          ------------------------
     by Licensee to be paid to Licensor as provided in SECTION 5(a) of this
                                                       --------------------
     Appendix A.
     ----------

     (b) "Products" means NASCAR plus Driver sunglasses and eyewear leashes.
          --------

     (c) "Territory" means United States of America, its territories and
          ---------
     possessions, the Commonwealth of Puerto Rico, United States military bases abroad, and such other countries as Licensor may designate in writing in addenda hereto. Licensee shall not distribute or sell Licensed Products outside the Territory, or to any person or entity that Licensee knows or has reason to know intends or is likely to resell Licensed Products outside the Territory.


2.   GRANT OF LICENSE.
     ----------------

     Subject to the terms and conditions of the Agreement of which this Appendix A is a part, Licensor hereby grants to Licensee a non-exclusive non-transferable license to use the Marks for retail sales in the Territory. This grant of license in no way extends to any other marks other than the marks listed on
Schedule 1, including but not limited to any future mark developed by Licensor, or an existing mark owned or licensed by Licensor, even if aforementioned marks include in part or whole portions of the marks listed on Schedule 1.


3.   DISTRIBUTION.
     ------------

          NASCAR plus Driver Licensed Products: There are no limitations on the channels of distribution.


4.   TERM OF LICENSE.
     ---------------

          The initial term of the Agreement of which this Appendix A is a part
                                                          ----------
     shall be for the period commencing on October 1, 2000 and ending on December 31, 2002. The initial term may be earlier terminated by the Licensor as provided for in this Agreement.

5.   PAYMENTS.
     --------

     (a)  Royalties.  Licensee shall make Royalty Payments to Licensor equal to
          ---------
          [**] percent [(**)] of the Net Sales of NASCAR plus Driver Licensed Products.

     (b)  Minimum Annual Guarantee.
          ------------------------

          i.)  NASCAR plus Driver.  Licensee shall pay to Licensor an amount not
               -------------------
          less than [**] Dollars [($**)] in the 2001 year of this Agreement on the Net Sales of Licensed Products using the Marks in conjunction with driver marks. An advance payment of [**] Dollars [($**)] of such Minimum Annual Guarantee on Licensed Products using the Marks in conjunction with driver marks shall be due and payable upon execution of this Agreement. Licensee shall pay to Licensor an amount not less than [**] Dollars [($**)] in the 2002 year of this Agreement on the Net Sales of Licensed Products using the Marks in conjunction with driver marks. An advance payment of [**] Dollars [($**)] of such Minimum Annual Guarantee on Licensed Products using the Marks in conjunction with driver marks shall be due and payable January 1, 2002.

          ii.) All such advances as set forth above shall be credited against Royalty Payments owed by Licensee to Licensor pursuant to SECTION 5(b)
                                                                    ------------
          of this Appendix A.  All Minimum Annual Guarantee amounts as set forth
                  ----------
          above shall be non-refundable and shall be fully earned when paid.
          The entire unpaid balance of the Minimum Annual Guarantee owing and due shall immediately become due and payable upon termination of this Agreement.

          iii.) Licensee hereby recognizes and agrees that it must submit Royalty reports even if no sales have occurred during a specified quarter.

          iv.) For ease of reference all Minimum Annual Guarantees and Advances are listed below:


                                    2001            2002             Total
                                    ----            ----             -----

          MINIMUM GUARANTEES        [$**]           [$**]            [$**]

          ADVANCES                  [$**]           [$**]            [$**]


     (c) Marketing Fund Contribution.  In addition to any amounts payable by
         ---------------------------
     Licensee under this Agreement, Licensee shall pay to Licensor an amount equal to [**] Dollars

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     [($**)] due and payable upon contract execution in consideration for Licensee's participation in promotional projects as determined by Licensor. Licensee shall pay to Licensor an amount equal to [**] Dollars [($**)] due and payable January 1, 2002, for Licensee's participation in promotional projects as determined by Licensor

6.   THIRD PARTIES.
     -------------

     It is the responsibility of the Licensee to obtain the rights of third parties (i.e., drivers and tracks) who will appear on Licensed Articles. A copy of the agreement shall be delivered to NASCAR upon request.


7.   LICENSEE'S OBLIGATION TO USE THE MARK.
     -------------------------------------

     Licensee shall not manufacture, sell, or distribute any products with a NASCAR stock car, NASCAR stock truck, or stock car track racing theme that do not bear the Marks without Licensor's prior written approval.


8.   SPECIAL STIPULATIONS.
     --------------------

     (a) Licensee shall, at its sole expense and upon Licensor's request, provide Licensor with Licensed Products whose least expensive wholesale value is at least One Thousand Dollars ($1,000) annually provided, however, Licensor agrees not to resell such Licensed Products at any time.

     (b) Licensee hereby recognizes and agrees that this Agreement does not include use of the NASCAR 2000 or any future mark developed by Licensor.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange commission. Confidential treatment has been requested with respect to the omitted portions.

                                  SCHEDULE 1
                                  ----------


NASCAR MARKS:

1.   The mark NASCAR & DESIGN, as reflected in U.S. Reg. No. 1,850,527.


                          [NASCAR LOGO APPEARS HERE]


2.   The word mark NASCAR, as reflected in U.S. Reg. No. 1,908,112.


                                    NASCAR(R)